UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

OBLONG, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OBLONG, INC.

110 16th Street, Suite 1400-1024

Denver, Colorado 80202

November 7, 2024

Dear Stockholder:

We are pleased to invite you to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Oblong, Inc. (the “Company”), which will be held at 11:30 AM MST on December 18, 2024, at the offices of Arnold & Porter Kaye Scholer LLP, located at 1144 Fifteenth Street, Suite 3100, Denver, Colorado 80202.

At the Annual Meeting, you will be asked to:

(1)	elect five members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified;

(2)	ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(3)	transact other business as may properly come before the Annual Meeting.

The enclosed Notice and Proxy Statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our 2023 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (the "SEC") on March 19, 2024. Copies of these materials are also available for review at www.oblong.com/company/investor-relations or may be mailed to you free of charge by requesting a copy from us at 303-640-3838 or mailing a request to the Oblong Investor Relations department located at Oblong, Inc., 110 16th Street, Suite 1400-1024, Denver, Colorado 80202. The Proxy Statement and our 2023 Annual Report on Form 10-K are also available for viewing, printing and downloading at www.proxyvote.com.

Whether or not you expect to attend the Annual Meeting in person, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or internet, so that your shares will be represented and voted at the Annual Meeting.

Sincerely,

/s/ Peter Holst Peter Holst Chairman, President, and Chief Executive Officer of Oblong, Inc.

This proxy statement is dated November 7, 2024, and is first being mailed to stockholders of the Company on or about November 13, 2024.

OBLONG, INC.

110 16th Street, Suite 1400-1024,

Denver, Colorado 80202

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 18, 2024

To our Stockholders:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Oblong, Inc. (the “Company”, “Oblong”, “we” or “our”), will be held at 11:30 AM MST on December 18, 2024, at the offices of Arnold & Porter Kaye Scholer LLP, located at 1144 Fifteenth Street, Suite 3100, Denver, Colorado 80202, for the following purposes:

(1)	to elect five members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified;

(2)	to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(3)	to transact other business as may properly come before the Annual Meeting.

WHO MAY VOTE:

Stockholders of record of our Common Stock as of the close of business on November 6, 2024, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. A list of stockholders will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 110 16th Street, Suite 1400-1024, Denver, Colorado 80202. All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by internet, telephone or mail to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

To ensure your representation at the Annual Meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the internet. Please submit your proxy promptly, whether or not you expect to attend the Annual Meeting. Submitting a proxy now will not prevent you from being able to vote in person at the Annual Meeting.

The Oblong Board of Directors recommends that you vote “FOR” each of the proposals in this proxy statement.

By order of the Board of Directors,

/s/ David Clark

David Clark Chief Financial Officer, Treasurer, and Corporate Secretary of Oblong, Inc.

YOUR PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE OR INTERNET.

OBLONG, INC.

110 16TH STREET, SUITE 1400-1024,

DENVER, COLORADO 80202

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this “Proxy Statement”), along with the accompanying Notice of the 2024 Annual Meeting of Stockholders (the “Notice”), contains information about the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Oblong, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 11:30 AM MST on December 18, 2024, at the offices of Arnold & Porter Kaye Scholer LLP, located at 1144 Fifteenth Street, Suite 3100, Denver, Colorado 80202. Directions to the Annual Meeting can be obtained by telephoning us at 303-640-3838. In this Proxy Statement, we refer to Oblong, Inc. as “we,” “our,” “us,” “Oblong” or “the Company.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting.

On or about November 13, 2024, we will send this Proxy Statement, the attached Notice and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of the Proxy Statement, we will also send along with this Proxy Statement our 2023 Annual Report on Form 10-K which includes our financial statements for the fiscal year ended December 31, 2023.

Important Notice Regarding the Availability of Proxy Materials for Our Annual Meeting to Be Held on December 18, 2024:

This Proxy Statement and our 2023 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com. We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2023 with the accompanying proxy materials. Additionally, you can find a copy of our Annual Report on Form 10-K which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov or on our website at www.oblong.com/company/investor-relations.

Record Date and Voting Securities

Only holders of record of our common stock (“Common Stock”) as of the close of business on November 6, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 1,144,926 shares of Common Stock were issued and outstanding. Each holder of Common Stock is entitled to cast one vote per share of Common Stock held by such holder on each matter to be presented at the Annual Meeting.

Quorum

A quorum is present at the Annual Meeting if one-third (1/3) of the shares of our capital stock issued and outstanding and entitled to vote at the Annual Meeting on the Record Date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

For purposes of determining the presence of a quorum, abstentions, broker "non-votes," and with respect to the election of directors, “withhold” votes will be treated as shares that are present. An abstention is the voluntary act of not voting by a stockholder who is present in person or by proxy at the Annual Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Voting Procedures

Stockholders have the option to vote by telephone, internet or mail by following the instructions on the attached proxy card. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE OR INTERNET. These voting methods are convenient and save significant postage and processing costs. In addition, when you vote by telephone or internet prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

Internet. Vote over the internet at www.proxyvote.com, the website for internet voting. Simply follow the instructions on your proxy card, and you can confirm that your vote has been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 PM EST on December 17, 2024.

Telephone. Vote by telephone by following the instructions on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 PM EST on December 17, 2024.

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by December 17, 2024.

Meeting. Please see “Questions and Answers about the Oblong Annual Meeting - How can I vote my shares in person at the Annual Meeting?” for more information regarding voting at the Annual Meeting.

Shares Held in “Street Name”

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions in the proxy card, your broker may vote your shares only with respect to certain matters considered routine. For any matters that are not routine for which you do not provide voting instructions in the proxy card, your shares will constitute “broker non-votes” and are not considered entitled to vote on that proposal. With respect to the matters being voted on at the Annual Meeting, your broker has discretionary authority to vote your shares in the absence of instructions from you only on the ratification of the selection of the Company’s independent registered public accounting firm. As a result, broker non-votes should not exist with respect to this proposal. Your broker does not have discretionary authority to vote your shares in the election of directors if you do not furnish instructions on such matters. Thus, assuming that a quorum is obtained, any broker non-votes will not affect the outcome of the election of the Board of Directors.

Voting Requirements for Approval

Item One—Election of Directors: Pursuant to our Amended & Restated Bylaws (the “bylaws”), a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. You may vote “FOR” or “WITHHOLD” authority to vote on this Proposal. The persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.

Item Two—Ratification of Appointment of Independent Registered Public Accounting Firm: To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. To be approved, the shares voted “FOR” this proposal must exceed the number voted “AGAINST” this proposal and marked "ABSTAIN." A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal and establishing a quorum. Accordingly, an abstention will have the effect of a vote against the proposal. On this proposal, brokers will have discretionary authority to vote in the absence of timely instructions from their customers. As a result, broker non-votes should not exist with respect to this proposal.

Solicitation and Revocation

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone or internet, you may use any of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone and internet voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Oblong will bear the cost of the solicitation of proxies from its stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged Broadridge Financial Solutions to aid in the distribution of the proxy materials and will reimburse their related reasonable out-of-pocket expenses.

QUESTIONS AND ANSWERS ABOUT THE OBLONG ANNUAL MEETING

Q.	Who is entitled to vote at the Annual Meeting?

A.    Holders of record of our Common Stock at the close of business on November 6, 2024, which we refer to as the “Record Date,” are entitled to cast one vote per share of Common Stock held by such holder on each matter to be presented at the Annual Meeting. As of the filing of this Proxy Statement, 1,144,926 shares of Common Stock were issued and outstanding.

Q.	What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)	to elect five members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified;

(2)	to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(3)	to transact other business as may properly come before the Annual Meeting.

Q.	How can I access the proxy materials over the internet?

A.    Your proxy card will contain instructions on how to view our proxy materials on the internet. Our proxy materials are also available on our website at: www.Oblong.com.

Q.	How can I vote my shares?

A.	You may vote by any of the following four methods:

(1)

Internet. Vote over the internet at www.proxyvote.com, the website for internet voting. Simply follow the instructions on your proxy card, and you can confirm that your vote has been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 PM EST on December 17, 2024.

(2)

Telephone. Vote by telephone by following the instructions on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 PM EST on December 17, 2024.

(3)

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by December 17, 2024.

(4)	Meeting. If you are a stockholder of record of Common Stock as of November 6, 2024, you may attend and vote at the Annual Meeting on December 18, 2024.

If you hold your Company shares in a brokerage account, your ability to vote over the internet or by telephone depends on your broker’s voting process. Please follow the directions on your proxy card or the voting instruction card from your broker carefully.

The Board of Directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

Q.	How can I vote my shares in person at the Annual Meeting?

A.    Stockholders of Record. If your shares are registered directly in your name with the Equiniti Trust Company, LLC (“Equiniti”), our “transfer agent,” you are considered the stockholder of record with respect to those shares, and the proxy materials are being mailed to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you decide later not to attend the Annual Meeting.

B.    Beneficial Owners. Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.	How does the Board of Directors recommend that I vote?

A.	Our Board of Directors recommends that you vote:

(1)

“FOR” the election of five members of the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified.

(2)	“FOR” the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Q. What is the voting requirement to approve each of the items?

A. Item One—Election of Directors: Pursuant to our bylaws, a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. You may vote “FOR” or “WITHHOLD” authority to vote on this Proposal. The persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.

Item Two—Ratification of Appointment of Independent Registered Public Accounting Firm: To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. To be approved, the shares voted “FOR” this proposal must exceed the number voted “AGAINST” this proposal and marked "ABSTAIN." A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a vote against the proposal. On this proposal, brokers will have discretionary authority to vote in the absence of timely instructions from their customers. As a result, broker non-votes should not exist with respect to this proposal.

Q.	What happens if additional matters are presented at the Annual Meeting?

A.    Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.	What happens if I do not give specific voting instructions?

A.    If you are a stockholder of record, and vote without giving specific voting instructions, the proxyholders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxyholders may determine in their discretion.

If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions in the proxy card, your broker may vote your shares only with respect to certain matters considered routine. For any matters that are not routine for which you do not provide voting instructions in the proxy card, your shares will constitute “broker non-votes” and are not considered entitled to vote on that proposal. With respect to the matters being voted on at the Annual Meeting, your broker has discretionary authority to vote your shares in the absence of instructions from you only on the ratification of the selection of the Company’s independent registered public accounting firm. As a result, broker non-votes should not exist with respect to this proposal. Your broker does not have discretionary authority to vote your shares in the election of directors if you do not furnish instructions on this matter.

Q.	What is the quorum requirement for the Annual Meeting?

A.    A quorum is present at the Annual Meeting if one-third (1/3) of the shares of our capital stock issued and outstanding and entitled to vote at the Annual Meeting on the Record Date are represented in person or by proxy. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•	are present and vote at the Annual Meeting; or

•	properly submit a proxy card or vote over the internet or by telephone.

For purposes of determining the presence of a quorum, abstentions, broker "non-votes," and with respect to the election of directors, “withhold” votes will be treated as shares that are present. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Q.	How can I change my vote after I return my proxy card?

A.	If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.

•	First, you may send a timely written notice to Oblong, Inc., c/o Corporate Secretary, 110 16th Street, Suite 1400-1024, Denver, Colorado 80202 stating that you would like to revoke your proxy.

•

Second, you may complete and submit another valid proxy by mail, telephone or over the internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the internet is received by 11:59 PM EST on December 17, 2024. Any earlier proxies will be revoked automatically.

•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If you hold your shares through a broker, bank or other nominee and you have instructed the broker, bank or other nominee to vote your shares, you must follow directions from your broker, bank or other nominee to change your vote.

Q.	Who will tabulate the votes?

A.    David Clark, our Chief Financial Officer, Treasurer and Corporate Secretary, will certify the tabulated votes and act as the inspector of elections for the Annual Meeting. Mr. Clark will be responsible for (i) determining the presence of a quorum at the Annual Meeting, (ii) receiving all votes and ballots, whether by proxy or in person, with regard to all matters voted upon at the Annual Meeting, (iii) counting and tabulating all such votes and ballots and (iv) determining and reporting the results with regard to all such matters voted upon at the Annual Meeting.

Q.	Where can I find the voting results of the Annual Meeting?

A.    We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Q.	Who pays for the cost of this proxy solicitation?

A.    Oblong will bear the cost of the solicitation of proxies from its stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged Broadridge Financial Solutions to aid in the distribution of the proxy materials and will reimburse their related reasonable out-of-pocket expenses.

Q.	Is there a list of stockholders entitled to vote at the Annual Meeting?

A.    The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. Mountain Time for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Corporate Secretary of the Company at Oblong, Inc., c/o Corporate Secretary, 110 16th Street, Suite 1400-1024, Denver, Colorado 80202 or call 303-640-3838.

THIS QUESTION AND ANSWER SECTION IS ONLY MEANT TO GIVE AN OVERVIEW OF THE PROXY STATEMENT. FOR MORE INFORMATION, PLEASE REFER TO THE MATERIAL CONTAINED IN THE SUBSEQUENT PAGES.

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Directors to be elected are to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The number of directors is determined from time to time, and may be increased or decreased, by our Board of Directors, and is currently five members. The nominees who will stand for election are Jason Adelman, Peter Holst, Jonathan Schechter, Robert Weinstein, and Deborah Meredith, all of whom are currently members of our Board of Directors. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Director Nominees

The following table sets forth information with respect to our director nominees.

Name	Age	Position with Company
Jason Adelman (1)(2)(3)	55	Director
Jonathan Schechter (1)(2)(3)(4)(5)	50	Director, Chairman of the Board, Chairman of the Compensation Committee
Peter Holst	56	Director, President and Chief Executive Officer
Robert Weinstein (1)(3)(4)	64	Director, Chairman of the Audit Committee
Deborah Meredith (2)(3)	65	Director, Chairman of the Nominating Committee

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.
(4)	Appointed pursuant to that certain Securities Purchase Agreement, dated March 30, 2023, by and among the Company and the investors named therein.
(5)	Upon election to the Board at the Annual Meeting, Mr. Schechter will begin serving as the Chairman of the Board effective December 18, 2024, replacing Mr. Holst.

Board Diversity Matrix

Board Diversity Matrix
Total Number of Directors	5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

Nominee Biographies

Jason Adelman, Director. Mr. Adelman joined our Board of Directors in July 2019. Mr. Adelman is the Founder and Managing Member of Burnham Hill Capital Group, LLC, a privately held financial advisory firm, and serves as Managing Member of Cipher Capital Partners LLC, a private investment fund. Mr. Adelman also serves as a member of the board of directors of Trio-Tech International (Nasdaq Capital Market: TRT). Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman graduated from the University of Pennsylvania with a B.A. in Economics, cum laude, and from Cornell Law School with a J.D.

In considering Mr. Adelman as a director of the Company, the Board reviewed, among other qualifications, his experience and expertise in finance, accounting, banking and management. Based on his experience with Burnham Hill Capital Group LLC, Cipher Capital Partners LLC, and H. C. Wainwright & Co. Mr. Adelman qualifies as an "audit committee financial expert" under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

Jonathan Schechter, Director. Mr. Schechter joined our Board of Directors in May 2023. Mr. Schechter currently serves as a partner of The Special Equities Group, a division of Dawson James Securities, Inc., a full-service investment bank specializing in healthcare, biotechnology, technology, and clean-tech sectors, since April 2021. Mr. Schechter is one of the founding partners of The Special Equities Opportunity Fund, a long-only fund that makes direct investments in micro-cap companies and has served in this capacity since August 2019. He currently serves on the board of directors of Synaptogenix, Inc., a clinical-stage biopharmaceutical company (Nasdaq: SNPX), and previously served as a director of DropCar, Inc. Mr. Schechter also serves as a member of the Board of Directors of PharmaCyte Biotech, Inc. (Nasdaq: PMCB), a biotechnology company developing pharmaceutical products. He has extensive experience analyzing and evaluating the financial statements of public companies. Mr. Schechter earned his A.B. in Public Policy/Political Science from Duke University and his J.D. from Fordham University School of Law.

In considering Mr. Schechter as a director of the Company, the Board reviewed, among other qualifications, his experience and expertise in finance and banking. Based on his experience with The Special Equities Group, Mr. Schechter qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of capital markets, as well as in analyzing and evaluating financial statements.

Peter Holst, Chairman, President and Chief Executive Officer. Prior to being named President and CEO in January 2013, Mr. Holst served as the Company’s Senior Vice President for Business Development since October 1, 2012. Mr. Holst has served as a director of the Company since January 2013 and served as Chairman of the Board from July 2019 to December 15, 2021. Mr. Holst has currently served as Chairman of the Board since May 28, 2023. Mr. Holst has more than 28 years of experience in the collaboration industry. Prior to joining the Company, Mr. Holst served as the Chief Executive Officer of Affinity VideoNet, Inc., and as the President and Chief Operating Officer of Raindance Communications. Mr. Holst holds a degree in Business Administration from the University of Ottawa.

In considering Mr. Holst as a director of the Company, the Board reviewed his extensive knowledge and expertise in the communication services industry, and the leadership he has shown in his positions with our Company and with prior companies.

Robert Weinstein, Director. Mr. Weinstein joined our Board of Directors in May 2023. Mr. Weinstein is currently the Chief Financial Officer of Synaptogenix, Inc., a publicly traded biotechnology company pursuing pharmaceutical treatments for neurological diseases (Nasdaq: SNPX) following its spin-off from Neurotrope, Inc. where he was Chief Financial Officer since October 2013. In addition, Mr. Weinstein performs work as a consultant for Petros Pharmaceuticals, Inc., (Nasdaq: PTPI) which is the surviving company from the merger of Metuchen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on men’s health, and Neurotrope, Inc. He has extensive accounting and finance experience, spanning almost 40 years, as a public accountant, investment banker, healthcare private equity fund principal and chief financial officer. From September 2011 to the present, Mr. Weinstein has also been an independent accounting and finance consultant for several healthcare companies in the pharmaceutical and biotechnology industries. Mr. Weinstein also serves as a member of the Board of Directors of Xwell, Inc. (Formerly XpresSpa Group, Inc.) (Nasdaq: XWEL), a health and wellness company whose core asset, XpresSpa, is a leading airport retailer of spa services, related health and wellness products and bio-surveillance on behalf of the US Center for Disease Control (CDC), and PharmaCyte Biotech, Inc. (Nasdaq: PMCB), a biotechnology company developing pharmaceutical products. Mr. Weinstein received an MBA degree in finance and international business from the University of Chicago Graduate School of Business, is a Certified Public Accountant (inactive), and received his BS degree in accounting from the State University of New York at Albany.

In considering Mr. Weinstein as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding finance and accounting matters, as well as compensation, risk assessment and corporate governance. Mr. Weinstein qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

Deborah Meredith, Director. Ms. Meredith joined our Board of Directors in August 2021. Ms. Meredith currently serves as a board member, advisor and consultant to several high-tech companies with extensive experience in strategic roles with privately-held start-up companies such as Proofpoint, Aviatrix, Qventus, Alation and Kinsa Health. Ms. Meredith has more than three decades of experience working hands-on with company founders to assemble world-class teams, architect software products and establish a roadmap for operational success. Ms. Meredith earned a master's degree in computer science from Stanford University and an undergraduate degree in both computer science and mathematics from the University of Michigan.

In considering Ms. Meredith as a director of the Company, the Board reviewed her experience and expertise in the technology industry and the leadership she has shown in her positions with prior companies.

Vote Required For Approval

Pursuant to our bylaws, a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. You may vote “FOR” or “WITHHOLD” authority to vote on this Proposal. The persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR TO SERVE UNTIL OUR NEXT ANNUAL MEETING OF STOCKHOLDERS, OR UNTIL HIS/HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors currently consists of five directors. The current Board members include four independent directors, and our chief executive officer. The core responsibility of our Board of Directors is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its stockholders. Further, members of the Board fulfill their responsibilities consistent with their fiduciary duty to the stockholders, and in compliance with all applicable laws and regulations. The primary responsibilities of the Board include:

•	oversight of management performance and assurance that stockholder interests are served;

•	oversight of the Company’s business affairs and long-term strategy; and

•	monitoring adherence to the Company’s standards and policies, including, among other things, policies governing internal controls over financial reporting.

Our Board of Directors conducts its business through meetings of the Board and through activities of the standing committees, as further described below. The Board and each of the standing committees meet throughout the year and also holds special meetings and acts by written consent from time to time, as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management. The Board has delegated various responsibilities and authority to different committees of the Board, as described below. Members of the Board have access to all of our members of management outside of Board meetings.

Our Board of Directors met and/or acted by written consent ten times during the year ended December 31, 2023. During this period, each director then in office attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings of committees of the Board of Directors on which he served, held during the period for which he served. The Company does not have a policy with regard to directors’ attendance at our annual meetings of stockholders.

Director Independence

Our Board of Directors has determined that each of our current directors, other than Mr. Holst qualifies as “independent” in accordance with the listing standards of The Nasdaq Capital Market. Because Mr. Holst is our president and chief executive officer and an employee of the Company, he does not qualify as independent.

The Nasdaq Capital Market independence definition includes a series of objective tests, such as that the director is not an officer or employee of the Company or its subsidiaries, has not engaged in various types of business dealings with the Company or its subsidiaries. In addition, as further required by The Nasdaq Capital Market rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Board Committees

The Board has an audit committee, a compensation committee and a nominating committee, and may form special committees as is required from time to time. Each of the committees regularly report on their activities and actions to the full Board. The charters for the audit committee, the compensation committee, and the nominating committee are available on the Company’s website at www.oblong.com/company/investor-relations. The contents of our website are not incorporated by reference into this document for any purpose.

Audit Committee

The audit committee currently consists of Robert Weinstein (chair), Jason Adelman, and Jonathan Schechter. Our Board of Directors has determined that all members of the audit committee are “independent” within the meaning of the corporate governance of Nasdaq Capital Market and the SEC rules governing audit committees and “financially literate” for purposes of applicable Nasdaq Capital Market listing standards. In addition, our Board of Directors has determined that each of Messrs. Lusk, Adelman, and Blumberg has the accounting and related financial management expertise to satisfy the requirements of an “audit committee financial expert,” as determined pursuant to the rules and regulations of the SEC. The audit committee consults and meets with our independent registered public accounting firm, Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters. The audit committee met four times during the year ended December 31, 2023.

Please see “Report of the Audit Committee of the Board of Directors” below for additional information regarding the audit committee and the report of its members for the year ended December 31, 2023.

Compensation Committee

Our compensation committee currently consists of Jonathan Schechter (chair), Jason Adelman, and Deborah Meredith. Each member of the compensation committee meets the applicable independence requirements of The Nasdaq Capital Market. The compensation committee met and/or acted by written consent two times during the year ended December 31, 2023.

The compensation committee is responsible for establishing and administering our executive compensation policies. The role of the compensation committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock and (iii) produce, if required under applicable securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the compensation committee under its charter include:

•	annually reviewing and making recommendations to the Board with respect to compensation of directors, executive officers and key employees of the Company;

•

annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s compensation levels based on this evaluation;

•	reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

•	approving and overseeing compensation programs for executive officers involving the use of the Company’s stock;

•	approving and administering cash incentives for executives, including oversight of achievement of performance objectives, and funding for executive incentive plans;

•	annually performing a self-evaluation on the performance of the compensation committee; and

•	making regular reports to the Board concerning the activities of the compensation committee.

When appropriate, the compensation committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by the compensation committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the compensation committee.

Nominating Committee

Our nominating committee currently consists of Deborah Meredith (chair), Jason Adelman, Jonathan Schechter, and Robert Weinstein. Each member of the nominating committee meets the independence requirements of the Nasdaq Capital Market. The nominating committee is responsible for assessing the performance of our Board of Directors and making recommendations to our Board regarding nominees for the Board. The nominating committee met and/or acted by written consent two times during the year ended December 31, 2023.

The nominating committee considers qualified candidates to serve as a member of our Board of Directors that are suggested by our stockholders. Nominees recommended by stockholders will be given appropriate consideration and evaluated in the same manner as other nominees. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 110 16th Street, Suite 1400-1024, Denver, Colorado 80202. Stockholder submissions that are received in accordance with our bylaws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

•	a statement that the writer is our stockholder and is proposing a candidate for our Board of Directors for consideration by the nominating committee;

•	the name of and contact information for the candidate;

•	a statement of the candidate’s business and educational experience;

•	information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating committee will consider diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The nominating committee will also consider whether the individual has the time available to devote to the work of our Board of Directors and one or more of its committees.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board of Directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the Board of Directors for approval.

Contacting the Board of Directors

Any stockholder who desires to contact our Board of Directors, committees of the Board of Directors and individual directors may do so by writing to: Oblong, Inc., 110 16th Street, Suite 1400-1024, Denver, Colorado 80202, Attention: David Clark, Corporate Secretary. Mr. Clark will direct such communication to the appropriate persons.

Board Leadership Structure and Role in Risk Oversight

Mr. Holst has served as the Chairman of the Company's Board of Directors since May 2023, when Matthew Blumberg resigned from the Board of Directors in May 2023. Mr. Holst has served as the Company’s President and Chief Executive Officer since January 2013 and served as the Chairman of the Company’s Board of Directors from July 2019 up until our 2021 annual meeting of stockholders (December 16, 2021). Upon election to the Board at the Annual Meeting, Mr. Schechter will replace Mr. Holst as Chairman of the Board effective December 18, 2024.

To ensure a strong and independent Board, as discussed herein, the Board has affirmatively determined that all directors of the Company, other than Mr. Holst, are independent within the meaning of the Nasdaq Capital Market listing standards currently in effect. Our Corporate Governance Guidelines provide that non-management directors shall meet in regular executive session without management present.

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the audit committee oversees management of accounting, auditing, external reporting, internal controls and cash investment risks. The nominating committee oversees and assesses the performance of the Board and makes recommendations to the Board from time to time regarding nominees for the Board. The compensation committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Family Relationships

There are no family relationships between the officers and directors of the Company.

Legal Proceedings

During the past ten years none of our directors or executive officers has been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is composed of three members. Each member is a director who meets the current independence standards under the applicable SEC and Nasdaq Capital Market rules. The audit committee operates under a written audit committee charter. As described more fully in its charter, the purpose of the audit committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management is responsible for: the preparation, presentation and integrity of Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. EisnerAmper LLP (“EisnerAmper”), our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with applicable law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members need not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and EisnerAmper, nor can the audit committee certify that EisnerAmper is “independent” under applicable rules. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and EisnerAmper on the basis of the information it receives, discussions with management and EisnerAmper, and the experience of the audit committee’s members in business, financial and accounting matters. All members of the audit committee have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the Board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees received through established procedures, of concerns regarding questionable accounting or auditing matters. Among other matters, the audit committee monitors the activities and performance of EisnerAmper, including the audit scope, external audit fees, independence matters and the extent to which the firm may be retained to perform non-audit services.

In accordance with audit committee policy and applicable legal requirements, all services to be provided by EisnerAmper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from EisnerAmper. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee has discussed with EisnerAmper the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

The audit committee has received the written disclosures and the letter from EisnerAmper required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper’s communications with the audit committee concerning independence, and the audit committee has discussed with EisnerAmper its independence from management and the Company. The audit committee has also considered the compatibility of non-audit services with EisnerAmper’s independence.

Based on the audit committee’s review and discussions described in this report, the audit committee recommended to the Board of Directors that our audited consolidated financial statements for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

Robert Weinstein, Chairman Jason Adelman Jonathan Schechter

PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, composed entirely of independent, non-employee members of the Board of Directors, has appointed the firm of EisnerAmper as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2024 and is asking the stockholders for ratification of the appointment. If the stockholders do not approve the selection of EisnerAmper, the audit committee will reconsider the appointment but may conclude that it is in the best interests of the Company to retain EisnerAmper for the current fiscal year. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.

As our independent registered public accounting firm, EisnerAmper would audit our consolidated financial statements for the fiscal year ending December 31, 2024, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. EisnerAmper may also perform certain non-audit services for our Company. The audit committee has determined that the provision of the services provided by EisnerAmper as set forth herein are compatible with maintaining EisnerAmper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant SEC rules.

Representatives of EisnerAmper are not expected to be present at the Annual Meeting but will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

EisnerAmper, our principal accountant, billed us approximately $265,000 for professional services for the audit of our annual consolidated financial statements for the 2023 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2023 fiscal year. EisnerAmper billed us $269,000 for professional services for the audit of our annual consolidated financial statements for the 2022 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2022 fiscal year.

Audit-Related Fees

EisnerAmper did not bill us in the 2023 and 2022 fiscal years for any professional services rendered for audit-related items.

Tax Fees

EisnerAmper did not bill us in the 2023 and 2022 fiscal years for any professional services rendered for tax compliance, tax advice or tax planning.

All Other Fees

EisnerAmper did not bill us in the 2023 and 2022 fiscal years for any other products or services.

Audit Committee Pre-Approval Policy

The audit committee is required to pre-approve the engagement of EisnerAmper to perform audit and other services for the Company. Our procedures for the pre-approval by the audit committee of all services provided by EisnerAmper comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved, and the auditors are retained by the audit committee. The audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper. In accordance with audit committee policy and the requirements of law, all services provided by EisnerAmper in the 2023 and 2022 fiscal years were pre-approved by the audit committee and all services to be provided by EisnerAmper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Vote Required For Approval

To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. To be approved, the shares voted “FOR” this proposal must exceed the number voted “AGAINST” this proposal and marked "ABSTAIN." A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the proposal. Accordingly, an abstention will have the effect of a vote against the proposal. On this proposal, brokers will have discretionary authority to vote in the absence of timely instructions from their customers. As a result, broker non-votes should not exist with respect to this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, TO RATIFY THE SELECTION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our capital stock as of November 6, 2024 by each of the following:

•

each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by us to own beneficially more than 5% of any class of our voting securities;

•	the named executive officers set forth in the Summary Compensation Table under “Executive Compensation” below;

•	each of our directors serving during 2023 and director nominees; and

•	all of our current directors and executive officers as a group.

The amounts and percentages in the table below are based on 1,144,926 shares of Common Stock issued and outstanding as of November 6, 2024.

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise or conversion of any option, warrant or other derivative security. Shares of Common Stock subject to options, restricted stock units (“RSUs”), warrants or other derivative securities which are currently exercisable or convertible or are exercisable or convertible within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, RSUs, warrants or other derivative security, but are not considered outstanding for computing the ownership percentage of any other person.

	Common Stock
	Amount and Nature of Beneficial		Percent of
Name and Address of Beneficial Owners (1)	Ownership (2)		Class
Named Executive Officers and Directors:
Peter Holst	544	(3)	0.05%
David Clark	82	(4)	0.01%
Jason Adelman	—	(5)	—%
Jonathan Schechter	61,351	(6)	5.36%
Robert Weinstein	—	(7)	—%
Deborah Meredith	—	(8)	—%
All current directors, director nominees and executive officers as a group (6 persons)	61,977		5.41%
Greater than 5% Owners:		(9)

(1)	Unless otherwise noted, the address of each person listed is c/o Oblong, Inc., 110 16th Street, Suite 1400-1024, Denver, Colorado 80202.

(2)	Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.
(3)	Includes 544 shares of Common Stock.
(4)	Includes 82 shares of Common Stock.
(5)	Based on ownership information from the Form 4 filed by Mr. Adelman with the SEC on October 25, 2023.
(6)

Based on ownership information from the Form 3 filed by Mr. Schechter with the SEC on June 1, 2023. Represents warrants to purchase shares of Common Stock with an exercise price of $3.41 per share. The warrants expire on September 30, 2028.

(7)	Based on ownership information from the Form 3 filed by Mr. Weinstein with the SEC on June 1, 2023.
(8)	Based on ownership information from the Form 4 filed by Ms. Meredith with the SEC on June 20, 2023.
(9)	The Company does not have any other stockholders that own greater than 5% of the outstanding Common Stock as of the Record Date.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for the year ended December 31, 2023, all statements of beneficial ownership required to be filed with the SEC were filed on a timely basis, except the following:

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers.

Name	Age	Position
Peter Holst	56	Chairman, President, and Chief Executive Officer
David Clark	56	Chief Financial Officer, Treasurer, and Corporate Secretary

Biographies

Peter Holst, Chairman, President, and Chief Executive Officer. See “Proposal No. 1 - Election of Directors — Nominee Biographies” above for Mr. Holst’s biography.

David Clark, Chief Financial Officer, Treasurer, and Corporate Secretary. Mr. Clark joined the Company in March 2013 as Chief Financial Officer. Mr. Clark has more than 30 years of experience in finance and accounting. Prior to joining the Company, Mr. Clark served as Vice President of Finance, Treasurer and acting Chief Financial Officer for Allos Therapeutics, a publicly traded biopharmaceutical company, and as Chief Financial Officer of Seurat Company (formerly XOR, Inc.), an e-commerce managed services company. Mr. Clark started his career and spent seven years in the audit practice of PricewaterhouseCoopers LLP. Mr. Clark is an active Certified Public Accountant and received a Master of Accountancy and a B.S. in Accounting from the University of Denver.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the years ended December 31, 2023, 2022, and 2021 the compensation awarded to, paid to, or earned by: Peter Holst, Chairman, President, and Chief Executive Officer and David Clark, Chief Financial Officer, Treasurer, and Corporate Secretary (the “named executive officers”). No other executive officer earned more than $100,000 during the year ended December 31, 2023, so the Company only has two named executive officers for this period.

Name and Principal Positions	Year	Salary (1) ($)	Bonus ($)	Stock Awards ($)	All Other (2) ($)	Total ($)
Peter Holst	2023	295,000	394,000	—	10,000	699,000
Director, President and CEO	2022	295,000	147,000	—	9,000	451,000
David Clark	2023	260,000	173,000	—	10,000	443,000
CFO, Treasurer and Secretary	2022	260,000	65,000	—	8,000	333,000

(1) Effective July 1, 2021, the annual salaries for Mr. Holst and Mr. Clark were increased to $295,000 and $260,000, respectively.

(2) Represents matching contributions under the Company’s 401(k) Plan for Mr. Holst of $10,000 for 2023 and $9,000 for 2022, and for Mr. Clark of $10,000 for 2023 and $8,000 for 2022.

Outstanding Equity Awards at 2023 Fiscal Year-End

No equity awards were outstanding for our named executive officers as of December 31, 2023.

401(k) Plan

The Company maintains a tax-qualified 401(k) plan on behalf of its eligible employees, including its named executive officers. Pursuant to the terms of the plan, for fiscal years 2023 and 2022 eligible employees may defer up to 80% of their salary each year, and the Company matched 50% of an employee’s contributions on the first 6% of the employee’s salary. This matching contribution vests over four years.

Agreements with Named Executive Officers

We have entered into employment agreements with our current named executive officers. All named executive officers, whether or not subject to an employment agreement, are “at will” employees of the Company.

Peter Holst Employment Agreement.

On January 13, 2013, the Board appointed Peter Holst as the Company’s President and Chief Executive Officer, and as a member of the Board. In connection with his appointment, the Company entered into an employment agreement with Mr. Holst, which was subsequently amended and restated as of January 28, 2016 and as of July 19, 2019 (as amended and restated, the “Holst Employment Agreement”). Pursuant to the Holst Employment Agreement, Mr. Holst received an annual base salary of $199,875 for 2019 and 2020 and is eligible to receive an annual incentive bonus equal to 100% of his base salary, at the discretion of the compensation committee of the Board based on meeting certain financial and non-financial goals. Effective July 1, 2021, Mr. Holst's annual base salary was increased to $295,000.

Under the terms of the Holst Employment Agreement, if Mr. Holst’s employment is terminated outside of a “change in control” (as defined in the Holst Employment Agreement) (i) by the Company without “cause” or by Mr. Holst for “good reason” (as such terms are defined therein) or (ii) as a result of the expiration of the term of the Holst Employment Agreement caused by the Company's election not to renew such agreement, then he will be entitled to receive the following payments and benefits, subject to his execution and non-revocation of an effective general release of claims in favor of the Company:

•	12 months’ base salary, payable in equal monthly installments in accordance with the Company’s normal payroll practices;
•	100% of his maximum annual target bonus payable for the calendar year in which such termination occurs;
•	100% accelerated vesting of Mr. Holst’s then-unvested shares of restricted stock and RSUs; and
•

payment (or reimbursement) of the COBRA premiums for continuation of coverage for Mr. Holst and his eligible dependents under the Company’s then existing medical, dental and prescription insurance plans for a period of 12 months.

In addition to the above payments and benefits, in the event that Mr. Holst’s employment is terminated during the 18-month period following a “change in control” (i) by the Company without “cause” or by Mr. Holst for “good reason” or (ii) as a result of the expiration of the term of the Holst Employment Agreement caused by the Company’s election not to renew such agreement, then he will be entitled to receive the following payments and benefits, subject to his execution and non-revocation of an effective general release of claims in favor of the Company:

•	24 months’ base salary, payable in equal monthly installments in accordance with the Company’s normal payroll practices;
•	100% of his maximum annual target bonus payable for the calendar year in which such termination occurs;
•	a pro-rated portion of his maximum annual target bonus for the calendar year in which the effective date of the termination occurs;

•	80% accelerated vesting of Mr. Holst’s then-unvested shares of restricted stock and RSUs; and
•

payment (or reimbursement) of the COBRA premiums for continuation of coverage for Mr. Holst and his eligible dependents under the Company’s then existing medical, dental and prescription insurance plans for a period of 12 months.

In consideration of the payments and benefits under the Holst Employment Agreement, Mr. Holst is restricted from engaging in competitive activities for 12 months after the termination of his employment, as well as prohibited from soliciting the Company’s clients and employees and from disclosing the Company’s confidential information.

The Holst Employment Agreement contains a “best after-tax benefit” provision, which provides that, to the extent that any amounts payable under the Holst Employment Agreement would be subject to the federal tax levied on certain “excess parachute payments” under Section 4999 of the Code, the Company will either pay Mr. Holst the full amount due under the Holst Employment Agreement or, alternatively, reduce his payments to the extent that no Section 4999 excise tax would be due, whichever provides the highest net after-tax benefit to Mr. Holst.

David Clark Employment Agreement.

On March 25, 2013, the Company entered into an employment agreement with David Clark in connection with his appointment as Chief Financial Officer of the Company, which was subsequently amended and restated on July 19, 2019 (as amended and restated, the “Clark Employment Agreement”). Pursuant to the Clark Employment Agreement, Mr. Clark received an annual base salary of $225,133 for 2019 and 2020 and is eligible to receive an annual incentive bonus equal to 50% of his base salary, at the discretion of the compensation committee of the Board, based on meeting certain financial and non-financial goals. Effective July 1, 2021, Mr. Clark's annual base salary was increased to $260,000.

Under the terms of the Clark Employment Agreement, if Mr. Clark’s employment is terminated outside of a “change in control” (as defined in the Clark Employment Agreement) (i) by the Company without “cause” or by Mr. Clark with or without “good reason” (as such terms are defined therein) or (ii) as a result of the expiration of the term of the Clark Employment Agreement caused by the Company’s election not to renew such agreement, then he will be entitled to receive the following payments and benefits, subject to his execution and non-revocation of an effective general release of claims in favor of the Company:

•	Six months’ base salary, payable in equal monthly installments in accordance with the Company’s normal payroll practices;
•	50% of his maximum annual target bonus payable for the calendar year in which such termination occurs;
•	a pro-rated portion of his maximum annual target bonus for the calendar year in which the effective date of termination occurs;
•	100% accelerated vesting of Mr. Clark’s then-unvested shares of restricted stock and RSUs; and
•

payment (or reimbursement) of the COBRA premiums for continuation of coverage for Mr. Clark and his eligible dependents under the Company’s then existing medical, dental and prescription insurance plans for a period of six months.

In addition to the above payments and benefits, in the event that Mr. Clark’s employment is terminated during the 18-month period following a “change in control” by the Company without “cause” or by Mr. Clark for “good reason,” then he will also be entitled to receive (i) increased severance equal to 18 months’ base salary, (ii) 100% of his maximum annual target bonus payable for the calendar year in which such termination occurs, and (iii) extended payment (or reimbursement) of the COBRA premiums for 12 months. In such event, Mr. Clark will be entitled to receive 80% accelerated vesting of his then-unvested shares of restricted stock and RSUs.

In consideration of the payments and benefits under the Clark Employment Agreement, Mr. Clark is restricted from engaging in competitive activities for six months after the termination of his employment, as well as prohibited from soliciting the Company’s clients and employees and from disclosing the Company’s confidential information.

Potential Payments to Named Executive Officers upon Termination or Change-in-Control

In accordance with the terms of the 2007 Stock Incentive Plan and 2014 Equity Incentive Plan, upon a Change in Control or Corporate Transaction, as each such term is defined in such Plans, all shares of restricted stock, restricted stock units and all unvested options immediately vest. No Named Executive Officer is entitled to accelerated vesting in connection with Voluntary Resignation, retirement, disability or a termination for cause. In accordance with the terms of the 2019 Equity Incentive Plan, the Company is given authority to accelerate the timing of the exercise provisions of awards under such plan in the event of certain change in control or other corporate transactions.

See “Agreements with Named Executive Officers” above for a discussion of certain payments the Company could be required to make upon the termination of a Named Executive Officer.

PAY VERSUS PERFORMANCE

In August 2022, the SEC adopted final rules to require companies to disclose information about the relationship between executive compensation actually paid and certain financial performance of the company. The information below is provided pursuant to Item 402(v) of SEC Regulation S-K with respect to "smaller reporting companies" as that term is defined at Item 10(f)(1) of SEC Regulation S-K.

(a)	(b) Summary Comp Table Total for PEO	(c) Comp. Actually Paid to PEO	(d) Average Summary Comp. Table for Non-PEO NEOs	(e) Average Comp. Actually Paid to Non-PEO NEOs	(f) Value of Initial Fixed $100 Investment Based On Total Shareholder Return	(g) Net
Year	($)(1)	($)(2)	($)(3)	($) (4)	($) (5)	Income (Loss)
2021	$455,000	$455,000	$464,000	$353,000	$20.04	$(9,755,000)
2022	$451,000	$451,000	$210,000	$135,000	$2.29	$(21,841,000)
2023	$699,000	$699,000	$443,000	$443,000	$0.26	$(4,384,000)

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Holst (Chief Executive Officer) for each corresponding year in the "Total" column of the Summary Compensation Table. See "Executive Compensation - Summary Compensation Table."

(2)

The dollar amounts reported in column (c) represent the amount of "compensation actually paid" to Mr. Holst as computed in accordance with Item 402(v)(2)(iii) of SEC Regulation S-K, which prescribes certain specified additions and subtractions from the amount in column (b). In accordance with the requirements of Item 401(v)(2)(iii) of Regulation S-K, there were no adjustments required to be made to Mr. Holst's total compensation for each year to determine the compensation actually paid.

(3)

The dollar amounts reported in column (d) represent the average amounts reported for the Company's named executive officers as a group (excluding Mr. Holst) in the "Total" column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Holst) included for purposes of calculating the average amounts in each applicable year are as follows: (a) for 2023, Mr. Clark, for 2022, Mr. Clark and Mr. Hawkes (who separated from service with the Company on March 4, 2022), and (b) for 2021 Mr. Clark and Mr. Hawkes.

(4)

The dollar amounts reported in column (e) represent the average amount of "compensation actually paid" to the named executive officers as a group (excluding Mr. Holst) as computed in accordance with Item 402(v)(2)(iii) of SEC Regulation S-K, which prescribes certain specified additions and subtractions from the amount in column (d). In accordance with the requirements of Item 401(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Holst) for each year to determine the compensation actually paid:

•	For 2022:
◦

We subtracted the $75,000 reflecting the average for the named executive officers as a group (excluding Mr. Holst) of awards granted to Mr. Hawkes in prior fiscal years for which there was a failure to meet the applicable vesting conditions during 2022.

•	For 2021:
◦

We subtracted $186,000 reflecting the average for the named executive officers as a group (excluding Mr. Host) of awards of stock options to Mr. Hawkes during 2021 as disclosed in the column "stock awards" of the Summary Compensation Table, as reported for the proxy statement for the year ended December 31, 2021; and

◦

We added $75,000 reflecting the average of the named executive officers as a group (excluding Mr. Holst) of the fair value during 2021 of stock options issued in 2021 to Mr. Hawkes that were outstanding and unvested at the end of fiscal 2021.

(5)

Total Shareholder Return is determined based on the value of an initial fixed investment in the Company’s common stock of $100 on December 31, 2020 and calculated in accordance with Item 201(e) of SEC Regulation S-K.

(6)	The dollar amounts reported in column (g) represent the amount of net income reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

The Compensation Committee of the Board of Directors of the Company does not have a policy or practice regarding evaluating Total Shareholder Return as part of its determination of compensation decisions for the named executive officers. The Compensation Committee takes various factors into account in determining the competitiveness of its executive compensation. Over the past three fiscal years the Compensation Committee has recognized the significant time and effort required by the executive officers and others to manage the Company’s liquidity by raising capital while reducing operating expenses and cash used in operations, to secure and maintain the Company’s listing on the Nasdaq Capital Market, and to source and evaluate merger and acquisition opportunities. To retain qualified executive management, the Compensation Committee increased salaries of named executive officers in July 2021 (the salaries of the named executive officers were last increased in 2014), and, in 2023, paid bonuses that were earned during fiscal year 2022 through April 2023. The current named executive officers last received equity awards in 2019. Mr. Hawkes was granted stock options in 2021.

All information provided above under the "Pay Versus Performance Information" heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

The Company’s director compensation plan provides that non-employee directors are generally entitled to receive annually: (i) a grant of restricted stock or restricted stock units ("RSUs") (pro-rated as necessary for the period of service from the director’s date of appointment to the Board of Directors until the next annual meeting of stockholders); and (ii) a retainer fee of $20,000. The annual fee is payable in equal quarterly installments on the first business day following the end of the calendar quarter, in cash or shares of Restricted Stock, as chosen by the director, on an annual basis on or before December 31 of the applicable fiscal year. The annual equity grants to directors are normally made as of the date of the annual meeting of the Company’s stockholders. Grants of Restricted Stock or RSUs vest on the first anniversary of the grant date or earlier upon the occurrence of certain termination events or upon a change in control of the Company. Vested RSUs are settled in shares of Common Stock on a 1-for-1 basis upon the earliest of (i) the tenth anniversary of the grant date of the RSUs, (ii) a change in control (as defined in the award agreement) of the Company and (iii) the date of a director’s separation from service.

The Company also pays the chairman of its Board of Directors an additional cash payment of $20,000 per year, the chairperson of its audit committee an additional cash payment of $10,000 per year, each of the chairpersons of its compensation committee and nominating committee an additional cash payment of $5,000 per year, and each non-chair member of any standing committee an additional cash payment of $3,000 per year, in each case payable in equal quarterly installments in arrears. In addition, the Company may establish special committees of the Board from time to time and provide additional retainers in connection therewith.

There are no agreements or arrangements between any director or director nominee and any person or entity other than the Company relating to the compensation or other payment in connection with such person's candidacy or service as director.

The following table represents compensation for the Company’s non-employee directors during the year ended December 31, 2023. All compensation for Peter Holst, the Company’s Chairman during the year ended December 31, 2023 is included in the Summary Compensation Table under “Executive Compensation” above.

Name	Fees Earned or Paid in Cash	Stock Awards	Total Fees
Jason Adelman	$32,000	95,000	$127,000
Matthew Blumberg(1)	$19,000	95,000	$114,000
James S. Lusk (1)	$15,000	95,000	$110,000
Deborah Meredith	$26,000	95,000	$121,000
Jonathan Schechter	$17,000	None	$17,000
Robert Weinstein	$17,000	None	$17,000

(1)	Messrs. Blumberg and Lusk resigned as directors from the Company, effective on May 28, 2023.

No equity awards were outstanding for any director as of December 31, 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Stock Options (a)	Weighted- Average Exercise Price of Outstanding Stock Options (b)	Number of Securities to be Issued Upon Vesting of Outstanding Restricted Stock Units (c)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in columns (a) & (c))
Equity compensation plans approved by security holders	—	$—	—	—

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in this proxy statement, and as described below, there were no transactions since January 1, 2021 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

One of our directors, Jonathan Schechter, is currently a partner at The Special Equities Group ("SEG"), a division of Dawson James Securities, Inc. In March 2023, prior to Mr. Schechter's appointment to our board, SEG acted as placement agent in connection with our private placement of shares of Series F Preferred Stock and warrants. In exchange for such services, we paid the placement agent a cash fee of approximately $511,000 (equal to 8% of the aggregate gross proceeds raised) and granted the placement agent warrants to purchase 153,470 shares of Common Stock (with a current exercise price of $3.41). Subsequently, between April 2023 and November 6, 2024, we paid SEG cash fees equal to 8% of the aggregate gross proceeds raised from the exercise of 1,648 Series F Preferred Warrants and 282,314 Common Warrants, pursuant to the terms of our engagement letter with Dawson James Securities, Inc. The fees totaled approximately $203,000. Mr. Schechter did not receive any of the fees paid.

Policy on Future Related Party Transactions

Transactions with related parties, including the transactions referred to above, are reviewed and approved by independent members of the Board of Directors of the Company in accordance with the Company’s written Code of Business Conduct and Ethics.

HEDGING POLICY

We have adopted an Insider Trading Policy that prohibits all of our directors, officers and employees, as well as any other person having access or potential access to material information, from entering into hedging or monetization transactions or similar arrangements with respect to the Company’s securities, short sales, and puts, calls or other derivative securities on the Company’s securities, unless advance approval is obtained from the Company’s Chief Financial Officer.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics, as amended effective October 12, 2015, that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics (as amended) is posted on our website at www.oblong.com/company/investor-relations and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 110 16th Street, Suite 1400-1024, Denver, Colorado 80202. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the national securities exchange on which the Company trades.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Any stockholder who intends to present a proposal for inclusion in our proxy materials for the Company’s 2025 annual meeting of stockholders must deliver the proposal to the Corporate Secretary of Oblong, Inc. at 110 16th Street, Suite 1400-1024, Denver, Colorado 80202, no later than July 16, 2025.

In addition, our bylaws provide that, in order for a stockholder to timely propose business for consideration at our next annual meeting of stockholders or nominate a person for election to our Board of Directors at our next annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices between September 19, 2025, which is 90 days prior to the anniversary of our 2024 annual meeting of stockholders, and October 19, 2025, which is 60 days prior to such anniversary. In the event that our next annual meeting of stockholders is called for a date that is not within 30 days before or after December 18, 2025, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of our next annual meeting of stockholders is mailed or public disclosure of our next annual meeting of stockholders is made, whichever occurs first.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

•

Stockholders whose shares are registered in their own name should contact our transfer agent, Equiniti, and inform them of their request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, 2nd Floor, Brooklyn, NY 11219.

•

Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call the Corporate Secretary at 303-640-3838 or send your request to the Corporate Secretary at 110 16th Street, Suite 1400-1024, Denver, Colorado 80202.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov.

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

OBLONG, INC.

110 16th Street, Suite 1400-1024,

Denver, Colorado 80202

Attention: Corporate Secretary

303-640-3838

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their judgment.

OBLONG, INC. 110 16th Street, Suite 1400-1024, Denver, Colorado 80202

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM EST on December 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM EST on December 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your completed and signed proxy card must be received by December 17, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

OBLONG, INC.
The Board of Directors recommends you vote FOR the	For	Withhold	For All	To withhold authority to vote for any individual
following:	All	All	Except	nominee(s), mark “For All Except” and write the
1.Election of Directors	☐	☐	☐	number(s) of the nominee(s) you wish to withhold
Nominees:				on the line below.
01) Jason Adelman 04) Robert Weinstein
02) Peter Holst 05) Deborah Meredith
03) Jonathan Schechter
The Board of Directors recommends you vote “FOR” Proposal No. 2.					For	Against	Abstain
2. Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.					☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

OBLONG, INC.

Annual Meeting of Stockholders

DECEMBER 18, 2024 11:30 AM MST

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Holst and David Clark, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OBLONG, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM MST on December 18, 2024, at the offices of Arnold & Porter Kaye Scholer LLP, located at 1144 Fifteenth Street, Suite 3100, Denver, Colorado 80202.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in favor of the election of each of the director nominees.

Continued and to be signed on reverse side